                                                                    Exhibit 99.1



[A.C. MOORE GRAPHIC OMITTED]            General Office o Distribution Center
--------------------------------------------------------------------------------
                                       130 A.C. Moore Drive o Berlin, NJ 08009
                                     PHONE: (856) 768-4930 o FAX: (856) 753-4723



FOR:                                                          FROM:
A.C. Moore Arts & Crafts, Inc.                  Gregory FCA Communications, Inc.
Leslie Gordon                                   For More Information Contact:
Chief Financial Officer                         Joe Crivelli
(856) 768-4930                                  (610) 642-8253


FOR IMMEDIATE RELEASE
---------------------


                    A.C. MOORE REPORTS SECOND QUARTER RESULTS


BERLIN, NEW JERSEY, JULY 20, 2005. A.C. Moore Arts & Crafts, Inc. (Nasdaq: ACMR) sales for the second quarter ended June 30, 2005, grew to $113.5 million, an increase of 12.1% over sales of $101.2 million for the second quarter of 2004. Same store sales increased 0.5%. There was a net loss in the second quarter of $50,000 compared with income of $335,000 for the second quarter of 2004. The loss per fully-diluted share was $0.00 versus income of $0.02 per fully-diluted share in the prior comparable period.

Sales for the six months ended June 30, 2005, were $236.4 million, an increase of 11.1% over 2004 first half sales of $212.7 million. Same store sales declined by 0.6%. Net income for the first half of 2005 was $1.20 million or $0.06 per fully-diluted share versus last year's net income of $1.56 million or $0.08 per fully-diluted share.

Jack Parker, Chief Executive Officer, stated, "The second quarter was one of significant change and accomplishment as we re-merchandised the majority of our basic departments. During this period of activity, we were not satisfied with our sales results but we believe that we are well positioned to capitalize on business in the critical back half of the year. We are maintaining our earnings forecast for the year in the range of $1.00 to $1.03 per fully diluted share."

A.C. Moore will host a conference call today, Wednesday, July 20, 2005 at 5:00 PM Eastern Daylight time to discuss these financial results in detail. To participate, please call 973-409-9254. If you are unable to access the live call, please dial 973-341-3080 and enter pin number 6248054 to access the taped digital replay. The replay will be available at approximately 7:00 PM on July 20th and will remain available until Wednesday, July 27th at 11:59 PM Eastern Daylight time.

A simultaneous webcast of the conference call may be accessed at http://www.acmoore.com. Go to "Investor Relations" and click on "Corporate Profile." To listen to the live call, please go to the web site at least fifteen minutes early to register, download and install any necessary audio software. An archive of the conference call will be available approximately two hours after the conference call ends and will remain available on the company's website until July 20, 2006.

A. C. Moore operates arts and crafts stores that offer a vast assortment of traditional and contemporary arts and crafts merchandise for a wide range of customers. The Company operates 99 stores in the Eastern United States. For more information about the Company, visit our website at www.acmoore.com.

                                      # # #

This press release contains statements that are forward-looking within the meaning of applicable federal securities laws and are based on A.C. Moore's current expectations and assumptions as of this date. The Company undertakes no obligation to update or revise any forward-looking statement whether the result of new developments or otherwise. These statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated. Factors that could cause actual results to differ from those anticipated include, but are not limited to, the impact of the adoption of EITF Issue 02-16, customer demand and trends in the arts and crafts industry, related inventory risks due to shifts in customer demand, the effect of economic conditions, the impact of adverse weather conditions, the impact of competitors' locations or pricing, the availability of acceptable real estate locations for new stores, difficulties with respect to new system technologies, supply constraints or difficulties, the effectiveness of advertising strategies, the impact of the threat of terrorist attacks and war, the uncertainty of the final resolution of the insurance claim relating to the roof collapse, our ability to maintain an effective system of internal control over financial reporting, and other risks detailed in the Company's Securities and Exchange Commission filings.


                                Tables to Follow

                                             A.C. MOORE ARTS & CRAFTS, INC.
                                            CONSOLIDATED STATEMENT OF INCOME
                                     (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
                                                      (UNAUDITED)

                                                              Three months ended                Six months ended
                                                                   June 30,                         June 30,
                                                         -----------------------------     ---------------------------
                                                             2005             2004            2005            2004
                                                         -----------       -----------     -----------     -----------
Net sales                                                $   113,489       $   101,194     $   236,368     $   212,663
Cost of sales                                                 67,800            61,852         142,551         131,391
                                                         -----------       -----------     -----------     -----------
Gross Margin                                                  45,689            39,342          93,817          81,272
Selling, general and administrative expenses                  44,766            38,541          90,610          78,005
Store pre-opening expenses                                       944               380           1,105             968
                                                         -----------       -----------     -----------     -----------
Income (loss) from operations                                    (21)              421           2,102           2,299
     Net interest expense (income)                                61              (123)            122            (243)
                                                         -----------       -----------     -----------     -----------
Income (loss) before income taxes                                (82)              544           1,980           2,542
     Provision for income taxes                                  (32)              209             778             979
                                                         -----------       -----------     -----------     -----------
Net  income (loss)                                       $       (50)      $       335     $     1,202     $     1,563
                                                         ===========       ===========     ===========     ===========

Basic net income (loss) per share                        $     (0.00)      $      0.02     $      0.06     $      0.08
                                                         ===========       ===========     ===========     ===========

Diluted net income (loss) per share                      $     (0.00)      $      0.02     $      0.06     $      0.08
                                                         ===========       ===========     ===========     ===========

Weighted average shares outstanding                       19,743,566        19,438,837      19,709,047      19,407,541
                                                         ===========       ===========     ===========     ===========

Weighted average shares outstanding
     plus impact of stock options                         19,743,566        20,108,417      20,186,464      20,044,554
                                                         ===========       ===========     ===========     ===========

                      A.C. MOORE ARTS & CRAFTS, INC.
                       CONSOLIDATED BALANCE SHEETS
                          (dollars in thousands)
                               (unaudited)

                                                        June 30,
                                                ------------------------
                                                  2005            2004
                                                --------        --------

ASSETS

Current Assets:
 Cash and cash equivalents                      $ 22,229        $ 34,013
 Marketable securities                            14,237          13,396
 Inventories                                     154,019         123,416
 Prepaid expenses and other current assets        10,771           5,592
                                                --------        --------
                                                 201,256         176,417

Property and equipment, net                       83,060          72,746
Other assets                                       1,398           1,768
                                                --------        --------
                                                $285,714        $250,931
                                                ========        ========


LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
 Current portion of long-term debt              $  2,571        $  1,930
 Trade accounts payable                           34,432          27,537
 Other current liabilities                        10,540          13,120
                                                --------        --------
                                                  47,543          42,587
                                                --------        --------

Long-term liabilities:
 Long-term debt                                   25,500          28,070
 Deferred tax liability                            8,076           5,367
 Accrued lease liability                          15,176           5,241
                                                --------        --------
                                                  48,752          38,678
                                                --------        --------
                                                  96,295          81,265
                                                --------        --------

Shareholders' Equity                             189,419         169,666
                                                --------        --------
                                                $285,714        $250,931
                                                ========        ========